Exhibit 99.1
Capri Holdings Limited Announces First Quarter Fiscal 2022 Results
Revenue and Earnings Significantly Exceeded Expectations
Raised Full Year Adjusted Earnings Per Share Outlook
London — July 30, 2021 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the first quarter of fiscal 2022 ended June 26, 2021.
First Quarter Fiscal 2022 Highlights
•Revenue increased 178%, with better than anticipated results across all three luxury houses
•Adjusted gross margin expanded 90 basis points versus prior year
•Adjusted operating margin of 20.8%
•Adjusted earnings per share of $1.42
•Raised full year adjusted earnings per share outlook to $4.50
John D. Idol, the Company's Chairman and Chief Executive Officer, said, "We were pleased by our first quarter performance which reflected the strength of Capri Holdings' three global fashion luxury houses, Versace, Jimmy Choo and Michael Kors. All of our luxury houses significantly exceeded our revenue and earnings expectations for the quarter, as they continued to deepen consumer desire and engagement. As a result of this encouraging start to the year, we are raising our Fiscal 2022 revenue and earnings outlook."
Mr. Idol concluded, "Looking forward, we are confident in the growth opportunities for Versace, Jimmy Choo and Michael Kors as the world continues to recover from the impact of the global pandemic. As we execute on our strategic initiatives, Capri Holdings is positioned to deliver multiple years of revenue and earnings growth."

First Quarter Fiscal 2022 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. Due to the current and ongoing impact of the COVID-19 pandemic, the Company will not be providing comparable store sales results. The Company believes the most comprehensive measure of performance in this environment is total revenues compared to the same period in the prior year.
Overview of Capri Holdings First Quarter Fiscal 2022 Results:
•Total revenue of $1.25 billion increased 178% compared to last year. On a constant currency basis, total revenue increased 164%.
•Gross profit was $856 million and gross margin was 68.3%, compared to $302 million and 67.0% in the prior year. Adjusted gross profit was $853 million and adjusted gross margin was 68.1%, compared to $303 million and 67.2% in the prior year.
•Income from operations was $258 million and operating margin was 20.6%, compared to a loss from operations of $162 million and operating margin of (35.9)% in the prior year. Adjusted income from operations was $261 million and operating margin was 20.8%, compared to a loss from operations of $147 million and operating margin of (32.6)% in the prior year.
•Net income was $219 million, or $1.41 per diluted share, compared to a net loss of $180 million, or $(1.21) per share, in the prior year. Adjusted net income was $221 million, or $1.42 per diluted share, compared to a net loss of $156 million or, $(1.04) per share, in the prior year.
•Net inventory at June 26, 2021 was $760 million, a 20% decrease compared to the prior year.
Versace First Quarter Fiscal 2022 Results:
•Versace revenue of $240 million increased 158% compared to the prior year. On a constant currency basis, total revenue increased 136%.
•Versace operating income was $48 million and operating margin was 20.0% compared to a loss of $41 million and operating margin of (44.1)% in the prior year.
Jimmy Choo First Quarter Fiscal 2022 Results:
•Jimmy Choo revenue of $142 million increased 178% compared to the prior year. On a constant currency basis, total revenue increased 147%.
•Jimmy Choo operating income was $11 million and operating margin was 7.7%, compared to an operating loss of $29 million and operating margin of (56.9)% in the prior year.
Michael Kors First Quarter Fiscal 2022 Results:
•Michael Kors revenue of $871 million increased 184% compared to the prior year. On a constant currency basis, total revenue increased 175%.
•Michael Kors operating income was $240 million and operating margin was 27.6%, compared to an operating loss of $48 million and operating margin of (15.6)% in the prior year.
Share Repurchase Program
During the first quarter, the Company repurchased approximately 0.9 million ordinary shares for approximately $50 million in open market transactions. As of June 26, 2021, the remaining availability under the Company's share repurchase authorization was $350 million.

Outlook
The following guidance is provided on an adjusted, non-GAAP basis. Guidance does not incorporate any significant additional store closures, extensions of closures, or new government restrictions that could further impact traffic and sales trends.
The Company also notes that fiscal 2022 includes a 53rd week in its fiscal fourth quarter.
Fiscal Year 2022 Outlook
For Capri Holdings, the Company expects the following.
•Total revenue of approximately $5.3 billion
•Operating margin of approximately 16%
•Net interest expense of approximately $5 million
•Effective tax rate of approximately 17%
•Weighted average diluted shares outstanding of approximately 156 million
•Diluted earnings per share of approximately $4.50
For Versace, the Company expects the following.
•Total revenue of approximately $1.025 billion
•Operating margin in the low double digit range
For Jimmy Choo, the Company expects the following.
•Total revenue of approximately $550 million
•Operating margin in the negative low single digit range
For Michael Kors, the Company expects the following.
•Total revenue of approximately $3.725 billion
•Operating margin in the mid 20% range
Second Quarter Fiscal 2022 Outlook
For Capri Holdings, the Company expects the following.
•Total revenue of approximately $1.25 billion
•Operating margin of approximately 13%
•Diluted earnings per share of approximately $0.90
For Versace, the Company expects the following.
•Total revenue of approximately $260 million
•Operating margin in the low double digit range
For Jimmy Choo, the Company expects the following.
•Total revenue of approximately $120 million
•Operating margin in the negative low double digit range
For Michael Kors, the Company expects the following.
•Total revenue of approximately $870 million
•Operating margin in the low 20% range

Conference Call Information
A conference call to discuss first quarter fiscal 2022 results is scheduled for today, July 30, 2021 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until August 6, 2021. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13721359. A replay of the webcast will also be available within two hours of the conclusion of the call.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, ERP implementation costs, Capri transformation costs, restructuring and other charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward-Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the effect of the COVID-19 pandemic and its potential material and significant impact on the Company’s future financial and operational results if retail stores are forced to close again and the pandemic is prolonged, including that our estimates could materially differ if the severity of the COVID-19 situation worsens, the length and severity of such outbreak across the globe and the pace of recovery following the COVID-19 pandemic, levels of cash flow and future availability of credit, compliance with restrictive covenants under the Company’s credit agreement, the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition; the risk of disruptions to the Company’s businesses; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2021 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.
CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
+1 (917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended
	June 26, 2021	June 27, 2020
Total revenue	$1,253	$451
Cost of goods sold	397	149
Gross profit	856	302
Total operating expenses	598	464
Income (loss) from operations	258	(162)
Other income, net	—	(1)
Interest expense, net	1	17
Foreign currency loss (gain)	1	(3)
Income (loss) before provision for income taxes	256	(175)
Provision for income taxes	37	5
Net income (loss)	219	(180)
Less: Net income attributable to noncontrolling interests	—	—
Net income (loss) attributable to Capri	$219	$(180)
Weighted average ordinary shares outstanding:
Basic	151,312,103	149,556,310
Diluted	154,890,483	149,556,310
Net income (loss) per ordinary share:
Basic	$1.45	$(1.21)
Diluted	$1.41	$(1.21)

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 26, 2021	March 27, 2021	June 27, 2020
Assets
Current assets
Cash and cash equivalents	$356	$232	$207
Receivables, net	382	373	183
Inventories, net	760	736	948
Prepaid expenses and other current assets	209	205	151
Total current assets	1,707	1,546	1,489
Property and equipment, net	472	485	541
Operating lease right-of-use assets	1,468	1,504	1,641
Intangible assets, net	1,996	1,992	1,977
Goodwill	1,512	1,498	1,490
Deferred tax assets	281	278	226
Other assets	188	178	169
Total assets	$7,624	$7,481	$7,533
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$464	$512	$596
Accrued payroll and payroll related expenses	131	116	94
Accrued income taxes	101	126	34
Short-term operating lease liabilities	442	447	431
Short-term debt	127	123	191
Accrued expenses and other current liabilities	297	297	243
Total current liabilities	1,562	1,621	1,589
Long-term operating lease liabilities	1,594	1,657	1,751
Deferred tax liabilities	443	397	465
Long-term debt	1,206	1,219	1,577
Other long-term liabilities	369	430	144
Total liabilities	5,174	5,324	5,526
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 220,973,560 shares issued and 151,942,484 outstanding at June 26, 2021; 219,222,937 shares issued and 151,280,011 outstanding at March 27, 2021 and 218,272,709 shares issued and 150,340,192 outstanding at June 27, 2020	—	—	—
Treasury shares, at cost 69,031,076 shares at June 26, 2021, 67,942,926 shares at March 27, 2021 and 67,932,517 shares at June 27, 2020	(3,385)	(3,326)	(3,326)
Additional paid-in capital	1,201	1,158	1,109
Accumulated other comprehensive income	147	56	71
Retained earnings	4,489	4,270	4,152
Total shareholders’ equity of Capri	2,452	2,158	2,006
Noncontrolling interest	(2)	(1)	1
Total shareholders’ equity	2,450	2,157	2,007
Total liabilities and shareholders’ equity	$7,624	$7,481	$7,533

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended
		June 26, 2021	June 27, 2020
Revenue by Segment and Region:
Versace	The Americas	$87	$15
	EMEA	87	27
	Asia	66	51
Versace Revenue		240	93

Jimmy Choo	The Americas	38	6
	EMEA	50	16
	Asia	54	29
Jimmy Choo Revenue		142	51

Michael Kors	The Americas	590	156
	EMEA	165	79
	Asia	116	72
Michael Kors Revenue		871	307

Total Revenue		$1,253	$451

Income (loss) from Operations:
Versace		$48	$(41)
Jimmy Choo		11	(29)
Michael Kors		240	(48)
Total segment income (loss) from operations		299	(118)
Less: Corporate expenses		(41)	(31)
Restructuring and other charges		(3)	(8)
COVID-19 related charges		3	(5)
Total Income (loss) from Operations		$258	$(162)

Operating Margin:
Versace		20.0%	(44.1)%
Jimmy Choo		7.7%	(56.9)%
Michael Kors		27.6%	(15.6)%
Capri Operating Margin		20.6%	(35.9)%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	June 26, 2021	June 27, 2020
Versace	208	204
Jimmy Choo	233	228
Michael Kors	820	822
Total number of retail stores	1,261	1,254

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	June 26, 2021	June 27, 2020	As Reported	Constant Currency
Total revenue:
Versace	$240	$93	158.1%	135.5%
Jimmy Choo	142	51	178.4%	147.1%
Michael Kors	871	307	183.7%	175.2%
Total revenue	$1,253	$451	177.8%	163.9%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended June 26, 2021
	As Reported	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation	As Adjusted
Gross profit	$856	$—	$(3)	$—	$853

Operating expenses	$598	$(3)	$—	$(3)	$592

Total income from operations	$258	$3	$(3)	$3	$261

Income before provision for income taxes	$256	$3	$(3)	$3	$259
Provision for income taxes	$37	$1	$(1)	$1	$38
Net income attributable to Capri	$219	$2	$(2)	$2	$221
Diluted net income per ordinary share - Capri	$1.41	$0.01	$(0.01)	$0.01	$1.42
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended June 27, 2020
	As Reported	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation	As Adjusted
Gross profit	$302	$—	$1	$—	$303

Operating expenses	$464	$(8)	$(4)	$(2)	$450

Total loss from operations	$(162)	$8	$5	$2	$(147)

Loss before provision for income taxes	$(175)	$8	$5	$2	$(160)
Provision for (benefit from) income taxes	$5	$(5)	$(3)	$(1)	$(4)
Net loss attributable to Capri	$(180)	$13	$8	$3	$(156)
Diluted net loss per ordinary share - Capri	$(1.21)	$0.09	$0.06	$0.02	$(1.04)
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.